                                                                     Exhibit 5.1



                       [Mayer, Brown & Platt Letterhead]


                                December 1, 2000


iPCS, Inc.
1900 East Golf Road, Suite 900
Schaumburg, Illinois 60173

Ladies and Gentlemen:

     We have acted as counsel to iPCS, Inc., a Delaware corporation (the "Company"), iPCS Wireless, Inc., a Delaware corporation ("Wireless"), and iPCS Equipment, Inc., a Delaware corporation (together with Wireless, the "Subsidiary Guarantors"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof, Registration Number 333-47688 (the "Registration Statement"), filed on October 10, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's registered 14% Senior Discount Notes due 2010 (the "Registered Notes") and the Subsidiary Guarantors' registered guarantee thereof (the "Registered Guarantee") for all of the Company's outstanding 14% Senior Discount Notes due 2010 (the "Outstanding Notes") and the Subsidiary Guarantors' outstanding guarantee thereof (the "Outstanding Guarantee").

     The Outstanding Notes and Outstanding Guarantee were issued, and the Registered Notes and Registered Guarantee will be issued, pursuant to an Indenture (the "Indenture") dated as of July 12, 2000, by and among the Company, the Subsidiary Guarantors and BNY Midwest Trust Company (formerly known as CTC Illinois Trust Company), as Trustee (the "Trustee").

     We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

     1. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Registered Notes have been duly authorized by all necessary action on the part of the Company, when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture and delivered in exchange for the Outstanding Notes pursuant to the Indenture and the Exchange Offer, the Registered Notes will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles iPCS, Inc.
1900 East Golf Road, Suite 900
Schaumburg, Illinois 60173
December 1, 2000

of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     2. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Registered Guarantee has been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors, when executed and authenticated by the Trustee in accordance with its terms and the terms of the Indenture, and delivered pursuant to the Indenture and the Exchange Offer, the Registered Guarantee will be the legally issued and valid and binding obligation of the Subsidiary Guarantors enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     Our opinion as to enforceability of the Registered Notes and the Registered Guarantee is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the Registered Notes or the Registered Guarantee and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby. We express no opinion concerning federal or state securities laws.

     We are qualified to practice law in the State of Illinois and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. In rendering our opinions with respect to the Registered Notes and the Registered Guarantee, we have assumed with your permission, and without independent investigation, that the applicable laws of the State of New York are identical in all relevant respects to the substantive laws of the State of Illinois. We express no opinion and make no representation with respect to the law of any other jurisdiction.

     This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

iPCS, Inc.
1900 East Golf Road, Suite 900
Schaumburg, Illinois 60173
December 1, 2000

     Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                         Sincerely,

                                         /s/ Mayer, Brown & Platt

                                         MAYER, BROWN & PLATT